Form 10-Q

Exhibit 10.1
THE TIMBERLAND COMPANY
1991 EMPLOYEE STOCK PURCHASE PLAN
(As Amended Through May 21, 2009)
1. PURPOSE OF PLAN
     This 1991 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of The Timberland Company (“Timberland”) and its participating subsidiaries (Timberland and such subsidiaries being hereinafter referred to as the “Company”) may use voluntary, systematic payroll deductions to purchase shares of Timberland Class A Common Stock (“Stock”) and thereby acquire an interest in the future of the Company. For purposes of the Plan, a participating subsidiary is any corporation in which Timberland owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock and which has been designated by the Management Development and Compensation Committee (“MDCC”) of the Board of Directors of the Company (“Board”) or by the Board as a participating subsidiary. Such designation may be made before or after the Plan has been approved by shareholders and may include a subsidiary acquired before or after such approval of the Plan.
2. OPTIONS TO PURCHASE STOCK
     The maximum aggregate number of shares of Stock (subject to adjustment as provided in Section 14) available for sale pursuant to the exercise of options (“options”) granted under the Plan to employees (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986 (the “Code”)) of the Company (“employees”) who meet the eligibility requirements set forth in Section 3 hereof (“eligible employees”) shall be equal to the sum of the following:
     (a) three hundred thousand (300,000) shares of Stock authorized under the Plan as amended through May 20, 1999; plus
     (b) two hundred thousand (200,000) shares of Stock.
     The Stock to be delivered upon exercise of options under the Plan may be either shares of Timberland authorized but unissued Stock or shares of reacquired Stock, as the MDCC or Board shall determine.
3. ELIGIBLE EMPLOYEES
     Except as otherwise provided below, each employee shall be eligible to participate in the Plan.
     (a) Any employee who immediately after the grant of an option would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall not be eligible to receive an option to purchase stock pursuant to the Plan.
     (b) No employee shall be granted an option under the Plan which would permit his rights to purchase shares of stock under all employee stock purchase plans of the Company and any parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 424 of the Code.
     (c) No employee shall be eligible to participate in the Plan unless such employee’s customary employment with the Company is in excess of five months in each calendar year.
4. METHOD OF PARTICIPATION
     The period of July 15, 1991 to December 31, 1991 and thereafter the periods of January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any

Form 10-Q

option period may elect to participate in the Plan by executing and delivering to Timberland, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his participation is terminated as provided in the Plan. Notwithstanding the foregoing, the participation in the Plan of individuals who make hardship withdrawals under The Timberland Retirement Earnings 401(k) Plan (“TREK”) shall be temporarily suspended under the Plan to the extent, if any, required to comply with TREK and Section 401(k) of the Code (including the regulations thereunder) and as consistent with Section 423 of the Code, all as determined by the Compensation and Benefits Committee described in Section 15.
5. PAYROLL DEDUCTION
     The payroll deduction authorization shall request withholding at a rate of not less than 2% nor more than 10% from the participant’s Compensation by means of substantially equal payroll deductions over the option period. For purposes of the Plan, “Compensation” shall mean all regular base compensation paid to the participant by the Company and currently includible in gross income, including any withholding or deductions, but excluding bonuses, commissions, overtime, shift premium, incentive compensation and other similar amounts. A participant may, prospectively, increase or decrease (including to zero percent) his or her withholding rate once (or such other number of times as determined by the Compensation and Benefits Committee and communicated to participants) during an option period. Any increase or decrease in withholding rate shall be made by delivering written notice to Timberland in such form as the Compensation and Benefits Committee provides prior to the fifteen (15) day period (or such period of time as determined by the Compensation and Benefits Committee and communicated to participants) immediately preceding the end of the option period. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.
6. GRANT OF OPTIONS
     Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of whole shares of Stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period, by (b) the purchase price per share of the Stock determined under Section 7. The Compensation and Benefits Committee shall reduce, on a substantially proportionate basis, the number of shares of Stock subject to exercise of an option for any option period in the event that the number of shares then available under the Plan is otherwise insufficient.
7. PURCHASE PRICE
     The purchase price of Stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. Fair market value shall mean the Closing Price of the Stock. The “Closing Price” of stock on any business day shall be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the MDCC or Board as to fair market value shall be final and binding.
8. EXERCISE OF OPTIONS
     If an employee is a participant in the Plan on the last business day of an option period, he shall be deemed to have exercised the option granted to him for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter, Timberland shall transfer said shares to the participant by issue and delivery of certificates or by such other means as may be permitted by law. No fractional shares shall be issued hereunder. Any balance of a participant’s withholding account shall be returned to the participant.
     Timberland shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, Timberland may require, as a condition to exercise of the option, such representations or agreements

Form 10-Q

as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.
9. INTEREST
     No interest will be payable on withholding accounts.
10. CANCELLATION AND WITHDRAWAL
     A participant who holds an option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his options by written notice delivered to Timberland. Upon such cancellation, the balance in his withholding account shall be returned to him. A participant who has cancelled all of his options shall not again participate in the Plan with respect to the related option period, however, the participant may participate in subsequent option periods in accordance with the terms of the Plan.
11. TERMINATION OF EMPLOYMENT
     Except as provided in the immediately following sentence, upon the termination of a participant’s service with the Company for any reason, including without limitation death, retirement, resignation, layoff or discharge, he shall cease to be a participant, and any option held by him under the Plan shall be deemed canceled, the balance of his withholding account shall be returned to him, and he shall have no further rights under the Plan. Notwithstanding the immediately preceding sentence, in the event that a participant commences a leave of absence during an option period and such leave of absence has been approved by the Compensation and Benefits Committee, such participant shall be eligible to participate in the Plan with respect to such option period to the extent of payroll deductions withheld during such option period.
12. PARTICIPANT’S RIGHTS NOT TRANSFERABLE
     All participants granted options under the Plan shall have the same rights and privileges, and each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his lifetime only by him, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any participant violates the terms of this Section, any options held by him may be terminated by the Company and upon return to the participant of the balance of his withholding account, all his rights under the Plan shall terminate.
13. EMPLOYMENT RIGHTS
     Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time; nor shall it be construed to give the Company the right to require any employee to remain in its employ or to interfere with any employee’s right to terminate his employment at any time.
14. CHANGE IN CAPITALIZATION
     In the event of any change in the outstanding Stock of Timberland by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised, the option price, and the share limit provided for in Section 6 shall be appropriately adjusted.
15. ADMINISTRATION OF PLAN
     The Plan is administered by the Compensation and Benefits Committee (“CBC”), the members of which are appointed by the MDCC or Board and serve at its pleasure. The CBC is responsible for the day-to-day administration of the Plan, including determinations of eligibility under the Plan, determinations as to the first and last days of a participation period when such days do not fall on a business day where trading in the Stock occurred, decisions with respect to requests for leaves of absence by a participating employee as such requests relate to the employee’s participation in the Plan and other questions that may arise under the Plan. Only the MDCC or Board, however, has the power to amend or to terminate the Plan.

Form 10-Q

     A majority of the members of the CBC shall constitute a quorum, and all determinations of the CBC shall be made by a majority of its members. Any determination of the CBC under the Plan may be made without notice or meeting of the CBC by a writing signed by a majority of the CBC members. The CBC may delegate to any person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.
16. AMENDMENT AND TERMINATION OF PLAN
     Timberland reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the MDCC or Board; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 14) or to the employees (or class of employees) to receive options under the Plan shall have no force or effect unless it shall have been approved by the shareholders within twelve months before or after its adoption. Shareholder approval, however, is not required with respect to a change in the designation of corporations whose employees may be offered options under the Plan as provided in Section 1.
     The Plan may be terminated at any time by the MDCC or Board, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options. The Plan will terminate in any case when all of the Stock reserved for the purposes of the Plan has been purchased.
17. APPROVAL OF SHAREHOLDERS
     The Plan shall be subject to the approval of the shareholders of Timberland, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors.
18. MISCELLANEOUS
     The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of law rules.